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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 5, 1999, relating to the financial statements of Network Solutions, Inc., as of December 31, 1997 and 1998 and for each of the three years ended December 31, 1998 which appear in such Registration Statement. We also consent to the application of such report to the Financial Statement Schedule for each of the three years ended December 31, 1998 listed under Item 14(a) of Network Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

McLean, VA

February 1, 2000